Calculation of Filing Fee Tables
S-4
VISA INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	Other	188,797,009		$ 59,676,846,574.81	0.0001381	$ 8,241,372.51
Fees to be Paid	2	Equity	Class B-3 common stock, par value $0.0001 per share	Other	61,378,320		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class C common stock, par value $0.0001 per share	Other	24,067,298		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 59,676,846,574.81		$ 8,241,372.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,945,220.95
			Net Fee Due:						$ 296,151.56
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount registered represents up to 188,797,009 shares of Class A common stock, par value $0.0001 per share, of Visa ("Class A common stock") that can be issued upon conversion of (i) up to 61,378,320 shares of Class B-3 common stock, par value $0.0001 per share, of Visa ("Class B-3 common stock") and (ii) up to 24,067,298 shares of Class C common stock, par value $0.0001 per share, of Visa ("Class C common stock") being offered in exchange for shares of Class B-1 common stock, par value $0.0001 per share, of Visa ("Class B-1 common stock") and Class B-2 common stock, par value $0.0001 per share, of Visa ("Class B-2 common stock"), in each case, pursuant to the exchange offer (the "Current Exchange Offer") described in the prospectus forming a part of the registration statement filed by Visa on Form S-4, with which this exhibit is filed (the "S-4 Registration Statement"). The maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), is based on the product of (i) $316.09 the average of the high and low prices of Class A common stock of Visa as reported on the New York Stock Exchange on February 27, 2026 and (ii) 188,797,009, the maximum number of shares of Class A common stock into which shares of Class B-3 common stock and Class C common stock to be issued in the Exchange Offer are convertible (based on the Applicable Conversation Rates (as such term is defined in the S-4 Registration Statement) for Class B-1, Class B-2 common stock and Class C common stock. Pursuant to Rule 457(f)(3) under the Securities Act, the maximum aggregate offering price excludes estimated cash to be paid by Visa in lieu of issuing fractional shares calculated on an aggregate basis.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	188,797,009	$ 316.09	$ 59,676,846,574.81			$ 59,676,846,574.81

[2]	No fee pursuant to Rule 457(i) under the Securities Act.

[3]	No fee pursuant to Rule 457(i) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Visa Inc.	S-4	333-276747	01/29/2024		$ 7,945,220.95	Equity	Class A common stock, par value $0.0001 per share	198,713,168	$ 53,829,410,079.52
Fee Offset Sources		Visa Inc.	S-4	333-276747		01/29/2024						$ 15,583,616.04
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The shares of Class A common stock registered hereby that are issuable upon the conversion of the Class B-3 common stock and Class C common stock offered in the Current Exchange Offer were previously registered pursuant to Visa's registration statement on Form S-4 (File No. 333-276747) (the "Prior S-4 Registration Statement") and that were issuable upon the conversion of Class B-2 common stock and Class C common stock offered as partial consideration in Visa's prior exchange offer (the "Prior Exchange Offer") to which the Prior S-4 Registration Statement relates. Due to restrictions in Visa's certificate of incorporation, Visa's Class B-2 common stock has not yet become convertible into shares of Class A common stock, and therefore such underlying shares of Class A common stock remain unsold. The number of unsold securities associated with fee offset claimed consists of (i) 3,836,920 shares of Class A common stock issuable upon conversion of the Class C common stock that was registered but not issued in the Prior Exchange Offer and (ii) 194,876,248 shares of Class A common stock into which the shares of Class B-2 common stock registered in the Prior Exchange Offer was convertible (in each case, rounded down to the nearest whole share) but remain unsold. The filing fee previously paid by Visa that corresponds to this amount of Class A common stock equals $7,945,220.95, which is the amount that Visa is offsetting the fee payable in connection with the Current Exchange Offer. The unsold aggregate offering amount associated with fee offset claimed was calculated using $270.89 as the average of the high and low prices of Class A common stock of Visa as reported on the New York Stock Exchange on January 23, 2024 in accordance with the Prior S-4 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A